UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 14, 2007
Date of Report
(Date of earliest event reported)

THE RYLAND GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-08029	52-0849948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24025 Park Sorrento, Suite 400, Calabasas, California 91302

(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code:  (818) 223-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04       Triggering Events that Accelerate or Increase a Direct Financial Obligation or an
Obligation under an Off-Balance Sheet Arrangement

On November 14, 2007, The Ryland Group, Inc. (the “Company”) provided notice to The Bank of New York (the “Trustee”), that the Company is redeeming $25.0 million of its outstanding $75.0 million principal amount 5 3/8% Senior Notes due 2008 (the “Notes”) on December 17, 2007, in accordance with the terms of the indenture governing the Notes.  Aggregate principal amount of $25.0 million of the Notes will be redeemed at a redemption price equal to the greater of 100% of their principal amount or the present value of the Remaining Scheduled Payments on the notes being redeemed, discounted to the date of redemption, on a semiannual basis, at the Treasury Rate plus 30 basis points (0.30%) to be paid along with accrued and unpaid interest on December 17, 2007.  Holders of the Notes will receive a notice of redemption setting forth the redemption procedures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RYLAND GROUP, INC.

Date: November 14, 2007	By:	/s/ Timothy J. Geckle
Timothy J. Geckle
Senior Vice President, General
Counsel and Secretary